ESCROW AGREEMENT
                                ----------------

        THIS AGREEMENT is made as of March 13, 2003, by and among EXCELSIOR BUYOUT INVESTORS, LLC (the "Company") and PNC BANK, DELAWARE (the "Escrow Agent") and PFPC INC. (the "Escrow Administrator").

                                   WITNESSETH
                                   ----------

        WHEREAS,   the  Company  has  retained  PFPC  Inc.  to  provide  certain administration, accounting and investor services pursuant to an Administration, Accounting and Investor Services Agreement dated as of March 13, 2003.

        WHEREAS, the Company desires that PNC Bank, Delaware, an affiliate of PFPC Inc., provide certain services as escrow agent, as described herein, and PNC Bank, Delaware wishes to provide such services.

        WHEREAS, PNC Bank, Delaware appoints PFPC Inc. as Escrow Administrator to perform certain ministerial duties relative to the Company's escrow account;

        NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

        1. Acceptance by Escrow Agent. The Escrow Agent hereby accepts the appointment as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth.

        2. Definitions. Except as specifically set forth herein, the terms used in this Agreement shall have the same meaning as set forth in the Administration, Accounting and Investor Services Agreement between the Company and PFPC Inc.

        3. Rights and Responsibilities of Escrow Agent. The acceptance by the Escrow




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Agent of its duties  hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control the Escrow Agent's rights, duties, liabilities and immunities:

           (a) The Escrow Agent shall act hereunder as a depository only, and in its capacity as such, it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of (i) any document furnished to the Escrow Agent or Escrow Administrator or (ii) any asset deposited with it.

           (b) "Written Instructions" shall mean written instructions received by the Escrow Agent or Escrow Administrator and signed by any person named on the attached Authorized Persons List ("Authorized Person") as the same may be amended upon prior reasonable notice from time to time. The instructions may be delivered by hand, mail, facsimile, or electronic media; except that any instruction terminating this Agreement may be given only by hand or mail.

                 The Escrow Agent may rely and shall be protected for any action or omission it takes pursuant to Written Instructions if it, in good faith, believes such Written Instructions to be genuine. Unless otherwise provided in this Agreement, the Escrow Agent shall act only upon Written Instructions. The Escrow Agent shall be entitled to assume that any Written Instruction received hereunder is not in any way inconsistent with the provisions of the Company's limited liability company agreement or this Agreement or of any vote, resolution or proceeding of the Company's Board of Managers or of the Company's members, unless and until the Escrow Agent receives Written Instructions to the contrary.



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



                 The Escrow Agent shall promptly notify an Authorized Person of any discrepancy between the amounts set forth on any remittance advice received by Escrow Agent and the sums delivered to it therewith.

           (c) The Escrow Agent shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. The Escrow Agent shall be liable for any damages arising out of its failure to perform its duties under this Agreement to the extent such damages arise out of its willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

           (d) Notwithstanding anything in this Agreement to the contrary, neither the Escrow Agent nor its affiliates shall be liable to the Company for any consequential, special or indirect losses or damages which the Company may incur or suffer by or as a consequence of the Escrow Agent's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by the Escrow Agent or its affiliates.

           (e) Without limiting the generality of the foregoing or of any other provision of this Agreement, the Escrow Agent and its affiliates shall not be liable for losses beyond its control, provided it has acted in accordance with the standard of care set forth above; and the Escrow Agent and its affiliates shall not be liable for delays or errors or loss of data occurring by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe,



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           acts of God,  insurrection,  war,  riots  or  failure  of the  mails, transportation, communication or power supply.

           (f) The Company agrees to indemnify the Escrow Agent and its affiliates and hold it harmless from and against any tax, charge, loss, liability, expense (including reasonable attorneys fees and expenses), claim or demand (collectively "Losses") arising directly or indirectly from any action or omission to act which the Escrow Agent or the Escrow Administrator takes (i) at the request or on the direction of or in reliance on the advice of the Company or (ii) upon Written Instructions; provided, however, that neither the Escrow Agent, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of the Escrow Agent's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Company shall indemnify and hold harmless the Escrow Agent and its affiliates against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by Escrow Agent pursuant to this Agreement. These indemnities shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Escrow Agent nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the Company or its affiliates.

           (g) The Escrow Agent shall have no duties except those specifically set forth in this



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           Agreement.

           (h) The  Escrow  Agent  shall  have  the  right  at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

           (i) The Escrow Administrator agrees to indemnify the Escrow Agent and hold it harmless from and against any tax, charge, loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising directly or indirectly from any action or omission to act on the part of the Escrow Administrator in the performance of its duties and obligations under this Agreement.

        4. Deposit of Escrow Fund. The Escrow Agent shall establish an account in such of the following names as may be set forth in Written Instructions or agreed to between the parties hereto in a separate writing: "Potential Investors of Excelsior Buyout Investors, LLC" (hereinafter the "Subscription Account"). A separate account, if necessary, may be established titled "U.S. Trust Company" (hereinafter the "Adviser's Account") (individually, an "Account" and, collectively, the "Accounts"). The Accounts shall be established at Escrow Agent. Escrow Agent appoints Escrow Administrator to act as signatory to the Accounts and to perform all administrative and ministerial functions related to the Accounts. Assets of the Accounts will earn interest at prevailing market rates pursuant to arrangements approved by the Company and Escrow Agent. The Company shall only approve investments permissible under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended. Any checks should be made payable to PNC Bank, Delaware and must be transmitted by Selling Agents directly to the Escrow Administrator



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



by noon of the next business day after receipt. The Escrow Administrator shall promptly deposit Subscription Account checks remitted by persons subscribing to purchase interests in the Company ("Potential Investors"). Potential Investors may also deposit monies in the Subscription Account (if established) by wire transfer instructions provided to them by the Company. The Escrow Agent may accept bulk wires at the direction of an Authorized Person that represent an aggregate amount of money previously deposited directly into the Potential investors' brokerage accounts by such Potential investors. The Escrow Agent and the Escrow Administrator will maintain records related to each of the Accounts in accordance with applicable regulatory requirements and the Escrow Agent's and Escrow Administrator's record retention policies.

        5. Statements. During the term of this Agreement, Escrow Agent shall provide the Company with monthly statements containing the beginning balance in each of the Accounts as well as all principal and income transactions for the statement period and with a daily summary of amounts deposited and status of available funds. The Company shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements, except with respect to any such act or transaction as to which the Company shall, within 90 days after the furnishing of the statement, file written objections with the Escrow Agent.

        6. Distributions and Closings. Upon Written Instructions, at each closing of each offering of interests in the Company, the Escrow Administrator will wire principal balances on deposit in the Subscription Account to the Company's account at the Company's custodian. Such Written Instructions shall be sent to the Escrow Administrator by 2:00 pm. on the closing



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



date with respect to each closing. In the event that a Potential Investor who has escrow funds in the Subscription Account is not admitted into the Company, upon Written Instructions, the Escrow Administrator shall promptly issue refunds to the Potential Investor in check form in the amount of the principal balance with accrued interest.

        7. Interest/Earnings. All interest earned on the escrow funds deposited in the Subscription Account hereunder shall be added to and held in the Accounts. Upon each closing, pursuant to Written Instructions, within 5 business days the Escrow Administrator shall issue interest payments in check form to each Potential Investor based on his individual balance in the Subscription Account along with a cover letter and to U.S. Trust Company based upon its balance in the Adviser's Account along with a cover letter. The Escrow Administrator will prepare and send notifications on Form 1099 for each calendar year to all persons who have received distributions of earnings reflecting their respective shares of such earnings.

        8. Tax Identification Number. All deposits to the Accounts shall be subject to the Escrow Agent's receipt of a valid tax identification number for the Company or Potential Investor, as applicable.

        9. Compensation. The fees and account related charges of the Escrow Agent and Escrow Administrator for its services hereunder shall be paid by the Company as may be mutually agreed to in writing by the Company and Escrow Agent and Escrow Administrator.

        10. Amendment. This Agreement may not be amended or supplemented and no provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

        11. Termination. The Escrow Agreement shall continue until terminated by either



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



party on sixty (60) days' prior written notice. Upon the termination of this Agreement and upon the delivery of the balance of the Accounts by the Escrow Agent to a successor escrow agent or such other person as may be designated by Written Instructions, the Escrow Agent and the Escrow Administrator shall be relieved of any and all further obligations hereunder and it shall be released and discharged from all further obligations hereunder, other than such obligations arising under Section 2(e) above as may then exist.

        If no successor Escrow Agent or other person has been designated pursuant to Written Instructions to receive the balance of the Accounts at the expiration of the sixty (60) day period, the Escrow Agent shall have no further obligation hereunder except to hold the escrow funds as a depositary, except as explicitly stated in the previous paragraph. Upon Written Instructions of the appointment of the successor, the Escrow Agent shall promptly deliver the balance of the Accounts to such successor.

        12. Execution. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

        13. Miscellaneous. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning thereof. This Agreement shall be construed and enforced in accordance with the laws of Delaware without regard to principles of conflicts of law.



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



        14. Notices. All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, facsimile or mailed by first class, registered mail, return receipt requested, postage prepaid, and addressed as follows:

           (a) If to the Company:

               Excelsior Buyout Investors, LLC
               c/o United States Trust Company
               225 High Ridge Road
               Stamford, Connecticut  06905

           (b) If to the Escrow Administrator:

               PFPC Inc., Attn: Norman Van Horn
               400 Bellevue Parkway
               Wilmington, DE  19809

           (c) If to the Escrow Agent:

               PNC Bank, Delaware, Attn:  Richard Russo
               300 Delaware Avenue
               Wilmington, Delaware  19899

        15. Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        16. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the Accounts, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and instructions.

                            [Signature page follows]





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




        IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

EXCELSIOR BUYOUT INVESTORS, LLC


By: :  _____________________________

Title: :  __________________________


PFPC INC.

By:  _______________________________

Title:  ____________________________


PNC BANK, DELAWARE

By:  _______________________________

Title:  ____________________________





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                             AUTHORIZED PERSONS LIST


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